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                                                                   EXHIBIT 11(a)

                         [Letterhead of Vedder, Price]



December 29, 1997




Asset Management Fund, Inc.
111 East Wacker Drive
Chicago, Illinois  60601

Ladies and Gentlemen:


  We hereby consent to the reference to our name under the heading "Counsel and Independent Accountants" in the Statements of Additional Information contained in Post-Effective Amendment No. 28 to the registration statement on Form N-1A under the Securities Act of 1933 for Asset Management Fund, Inc. (File No. 2-78808) and to the filing of this consent as an exhibit to the registration statement.


                            VEDDER, PRICE, KAUFMAN & KAMMHOLZ

                            By:  /s/ Cathy G. O'Kelly
                               -------------------------------------------
                                         Cathy G. O'Kelly